EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statements (No. 333-58649 and No. 333-58899) on Form S-8 of Midwest Banc Holdings, Inc. of our report dated January 30, 2004, except for note 27, as to which the date is March 12, 2004, on the consolidated financial statements of Midwest Banc Holdings, Inc. as of and for the year ended December 31, 2003 which appears in this 2003 Annual Report on Form 10-K.

McGladrey & Pullen, LLP

Chicago, Illinois
March 12, 2004